CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated February 27, 2013 on Dreyfus 100% U.S. Treasury Money Market Fund for the fiscal year ended December 31, 2012 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-00823 and 811-04430) of Dreyfus 100% U.S. Treasury Money Market Fund.

                                                                                                ERNST & YOUNG LLP

New York, New York

April 25, 2013